UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 17, 2016
Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN		53110
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
As described in Item 2.03 below, on June 17, 2016, we entered into a Consent, Waiver and First Amendment to Sixth Amended and Restated Credit Agreement. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 17, 2016, we entered into a Consent, Waiver and First Amendment to Sixth Amended and Restated Credit Agreement (the “Amendment”) with U.S. Bank National Association, a national banking association, as Administrative Agent, Swing Line Lender and LC Issuer (the “Administrative Agent”), and the Lenders party thereto. The Sixth Amended and Restated Credit Agreement was filed with the SEC as Exhibit 10.28 to a Current Report on Form 8-K on September 28, 2015.
Pursuant to the Amendment, among other things, (i) the Administrative Agent and the Lenders consented to the formation and operation of, and certain other matters related to, Velocity Insurance Company, a Risk Retention Group (the “RRG”), a newly formed subsidiary designed to assist us in our strategy to modify our automobile insurance liability program; (ii) the Administrative Agent and the Lenders waived a default relating to the formation of the RRG; (iii) we reduced the revolving line of credit under the senior credit facility from a maximum aggregate amount of $400.0 million to $300.0 million; (iv) we amended the definition of EBITDA to include an add-back for certain reasonable and documented costs and expenses incurred in connection with terminal shutdowns, driver releases and related rental exit transaction costs incurred by us during fiscal 2016; and (v) we modified the minimum fixed charge coverage ratio and maximum cash flow leverage ratio for certain future periods.
A copy of the Amendment is filed as Exhibit 10.28(A) to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

10.28(A)
Consent, Waiver and First Amendment to Sixth Amended and Restated Credit Agreement, dated June 17, 2016, by and among the Registrant, U.S. Bank National Association, a national banking association, and the Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: June 23, 2016	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.28(A)
Consent, Waiver and First Amendment to Sixth Amended and Restated Credit Agreement, dated June 17, 2016, by and among the Registrant, U.S. Bank National Association, a national banking association, and the Lenders party thereto